Exhibit 10.1

FOURTH AMENDMENT
TO THE
M/I HOMES, INC. 401(k) PROFIT SHARING PLAN

(As Restated Effective as of January 1, 1997)

WHEREAS, M/I Homes, Inc. (the “Sponsor”) sponsors the M/I Homes, Inc. 401(k) Profit Sharing Plan (the “Plan”); and

WHEREAS, the Plan provides that the Sponsor may amend the Plan; and

WHEREAS, the Plan has been amended and restated effective as of January 1, 1997, and further amended by the First, Second and Third Amendments, and by an unnumbered amendment to conform the Plan to the final regulations under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Sponsor desires to amend the Plan in order to adopt certain administrative provisions;

NOW THEREFORE, effective on July 1, 2005, the Plan shall be amended as follows:

1. The following new Section 1.01(c) shall be added to Section 1.01 at the end thereof:

(c) For the purpose of satisfying the service requirements set forth in this Section 1.01, the Plan may credit an Employee with his or her service with an employer (“Predecessor Employer”) where such service occurred prior to the date that (i) the Predecessor Employer became an Affiliate; or (ii) some or all of assets of the Predecessor Employer were acquired by the Sponsor or an Affiliate. Such grants of prior service will be specified in either an action of the Board of Directors of the Sponsor, a document approved by an officer of the Sponsor, an action of the Plan Administrator, or by an amendment to the Plan.

2. The following new Section 2.01(d) shall be added to Section 2.01 at the end thereof:

(d) For Plan Years commencing on and after 2005, at the discretion of the Plan Sponsor, a special allocation of a specified dollar amount may be made for one or more Predecessor Employer Participants during such year, and shall be allocated to the Participant’s Employer Contribution Account. For the purpose of this subsection (d), a “Predecessor Employer Participant” is a Participant who previously worked for an employer which was acquired by, or some or all of the assets were acquired by, the Sponsor or an Affiliate. Any such special allocation shall be specified in writing by an action of the Board of Directors of the Sponsor, a document approved by an officer of the Sponsor, an action of the Plan Administrator, or by an amendment to the Plan.

IN WITNESS WHEREOF, the Sponsor has caused this Amendment to be executed by its duly authorized officer.

M/I HOMES, INC.

Date:
                       By:

 Name:

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